AGREEMENT AND RELEASE

This Agreement (the “Agreement”) is dated December 31, 2010 and is made by and between Arkson Neutraceuticals Corp. (the “Company” or “Arkson”), on one hand, and David Roff (“Shareholder”), on the other hand.

WHEREAS, the Company has entered and closed a contribution agreement (the “Contribution Agreement”) with First Surgical Texas Inc. (f/k/a Piper Acquisition III, Inc.) (“First”) and the shareholders of First (“First Shareholders”), pursuant to which the shareholders of First contributed, transferred, assigned and delivered to Arkson, and Arkson accepted such contribution, transfer, assignment and delivery from the First Shareholders of 100% of the outstanding securities of First in exchange for shares of common stock of Arkson;

WHEREAS, the Shareholder was instrumental in assisting with the closing of the Contribution Agreement;

WHEREAS, Shareholder is the owner of 36,167 shares of common stock of Arkson (the “Shares”);

WHEREAS, following the closing of the Contribution Agreement, the Company has agreed to provide a payment of $300,000 (less $30,000 placed in escrow, $7,500 previously paid to Shareholder and $7,500 holdback)(the “Payment”) to the Shareholder in consideration of the Shareholder returning the Shares to the Company for cancellation and in consideration of the Shareholder providing services associated with the closing of the Contribution Agreement;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Shareholder as follows:

1.           Shareholder agrees to return to the Company the Shares for cancellation which certificates representing the Shares shall be delivered to the Company together with a notarized stock power.   The Company agrees to provide the Payment to the Shareholder by wire transfer on the date of execution of this Agreement.

2.           Shareholder releases and discharges the Company, the Company’s heirs, executors, successors, administrators, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Company, that Shareholder or its executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.  Shareholder warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.  Shareholder specifically represents that he is the owner of the Shares and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

3.           Each party shall be responsible for their own attorneys’ fees and costs.

4.           Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

5.           This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

6.           This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

7.           Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

8.           The Parties agree that this Agreement is governed by the Laws of the State of New York and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the Supreme Court, State of New York, County of New York.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

9.           This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

ARKSON NUETRACEUTICALS CORP.

By:/s/ Tony Rotondo
Name: Tony Rotondo
Title: CEO

/s/ David Roff
David Roff